UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-A/A
Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PARK ELECTROCHEMICAL CORP.

(Exact name of registrant as specified in its charter)

New York	11-1734643

(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

48 South Service Road, Melville, New York	11747

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: None.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Park Electrochemical Corp., a New York corporation (the “Company”), hereby amends and supplements the following items of its Registration Statement on Form 8-A, dated July 21, 2005.

Item 1.  Description of Registrant’s Securities to be Registered

Item 1 of Form 8-A is amended and supplemented by adding the following:

On December 11, 2008, the Company and Registrar and Transfer Company (the “Rights Agent”) entered into the First Amendment (the “Amendment”) to the Rights Agreement, dated as of July 20, 2005, between the Company and the Rights Agent (the “Rights Agreement”).
The Amendment changes the ownership threshold above which a person would be considered an “Acquiring Person” under the Rights Agreement, subject to certain exceptions, from 15% to 20%.

A copy of the Rights Agreement was previously filed as Exhibit 1 to the Form 8-A and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment which is attached hereto as Exhibit 2 and incorporated herein by reference.

Item 2.  Exhibits

Exhibit No.	Description

1	Certificate of Amendment of the Certificate of Incorporation of Park Electrochemical Corp.*

2	Rights Agreement, dated as of July 20, 2005, between Park Electrochemical Corp. and Registrar and Transfer Company.**

3	First Amendment to Rights Agreement, dated as of December 11, 2008, between Park Electrochemical Corp. and Registrar and Transfer Company.***

*	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed July 21, 2005.

**	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed July 21, 2005.

***	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  December 12, 2008

PARK ELECTROCHEMICAL CORP.

By:	/s/ Stephen E. Gilhuley
Name:	Stephen E. Gilhuley
Title:	Executive Vice President, Secretary
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1	Certificate of Amendment of the Certificate of Incorporation of Park Electrochemical Corp.*

2	Rights Agreement, dated as of July 20, 2005, between Park Electrochemical Corp. and Registrar and Transfer Company.**

3	First Amendment to Rights Agreement, dated as of December 11, 2008, between Park Electrochemical Corp. and Registrar and Transfer Company.***

*	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed July 21, 2005.

**	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed July 21, 2005.

***	Filed herewith.